================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 24, 1996



            Commission File Number: 1-6828                          Commission File Number: 1-7959

                   STARWOOD LODGING                                        STARWOOD LODGING
                         TRUST                                                CORPORATION

(Exact name of registrant as specified in its charter)  (Exact name of registrant as specified in its charter)

                       Maryland                                                Maryland
             (State or other jurisdiction                            (State or other jurisdiction
           of incorporation or organization)                       of incorporation or organization)

                      52-0901263                                              52-1193298
         (I.R.S. employer identification no.)                    (I.R.S. employer identification no.)

           11845 W. Olympic Blvd., Suite 550                       11845 W. Olympic Blvd., Suite 560
             Los Angeles, California 90064                           Los Angeles, California 90064
            (Address of principal executive                         (Address of principal executive
             offices, including zip code)                            offices, including zip code)

                    (310) 575-3900                                          (310) 575-3900
            (Registrant's telephone number,                         (Registrant's telephone number,
                 including area code)                                    including area code)

            (Former name or former address,                         (Former name or former address,
             if changed since last report)                           if changed since last report)


================================================================================

     The undersigned Registrants hereby amend the following items, the Financial Statements, Pro Forma Financial Information and Exhibits of their Form 8-K dated February 5, 1996 as set forth in the pages attached hereto:

================================================================================

         Item 7 of the Joint Current Report on Form 8-KA dated February 5, 1996 filed by Starwood Lodging Trust and Starwood Lodging Corporation is hereby amended to read in its entirety as follows:

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

       (a) Financial Statements of Businesses Acquired. See Index to Financial Statements (page F-1).

       (b) Pro Forma Financial Information. See Index to Financial Statements (page F-1).

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


STARWOOD LODGING TRUST                 STARWOOD LODGING CORPORATION




By:   /s/ RONALD C. BROWN              By:   /s/ KEVIN E. MALLORY
   ----------------------------           ------------------------------------
   Ronald C. Brown                        Kevin E. Mallory
   Vice President and                     Executive Vice President
   Chief Financial Officer




Date:  February 12, 1996

                          INDEX TO FINANCIAL STATEMENTS


STARWOOD LODGING TRUST AND STARWOOD LODGING
  CORPORATION -- PRO FORMA

Combined and Separate Balance Sheets at September 30, 1995........................................    F-2
Notes to the Pro Forma Balance Sheets.............................................................    F-5
Combined and Separate Statements of Operations for the nine months ended September 30, 1995
  and the year ended December 31, 1994 ...........................................................    F-8
Notes to Pro Forma Statements of Operations ......................................................    F-14

THE BOSTON PARK PLAZA HOTEL LIMITED PARTNERSHIP
Reports of Independent Public Accountants ........................................................    F-18
Balance Sheets as of October 31, 1994 ............................................................    F-19
Statements of Income .............................................................................    F-20
Statements of Partners' Deficit ..................................................................    F-21
Statements of Cash Flows .........................................................................    F-22
Notes to Financial Statements ....................................................................    F-23

THE BOSTON PARK PLAZA HOTEL OPERATING COMPANY, INC.

Reports of Independent Public Accountants.........................................................    F-32
Balance Sheets as of October 31, 1994.............................................................    F-33
Statements of Operations and Retained Earnings....................................................    F-34
Statements of Cash Flows..........................................................................    F-35
Notes to Financial Statements.....................................................................    F-36

STARWOOD LODGING TRUST AND STARWOOD LODGING CORPORATION
UNAUDITED COMBINED PRO FORMA BALANCE SHEETS
SEPTEMBER 30, 1995

                                                        Historical
                                                         Starwood          Boston Park                           Starwood
                                                         Lodging           Plaza Hotel         Pro Forma         Lodging
                                                         Combined          and Complex        Adjustments        Combined
                                                       ------------        -----------        -----------      ------------
                                                           (A)                 (B)
ASSETS

Hotel assets held for sale - net...................   $   8,328,000        $                    $              $   8,328,000
Hotel assets - net.................................     281,231,000                                              281,231,000
                                                      -------------        -----------          ----------     -------------
                                                        289,559,000                                              289,559,000
Mortgage notes receivable, net.....................      78,454,000                                               78,454,000
Investments in joint ventures......................         620,000         41,600,000           2,880,000        45,100,000
                                                      -------------        -----------          ----------     -------------

    Total real estate investments..................     368,633,000         41,600,000           2,880,000       413,113,000
Cash and cash equivalents..........................      18,135,000                                               18,135,000
Accounts and interest receivable...................       6,911,000                                                6,911,000
Notes receivable, net..............................       1,816,000                                                1,816,000
Inventories, prepaid expenses and other assets.....      11,660,000                                               11,660,000
                                                      -------------        -----------          ----------     -------------

                                                      $ 407,155,000        $41,600,000          $2,880,000     $ 451,635,000
                                                      =============        ===========          ==========     =============

LIABILITIES AND SHAREHOLDERS'
EQUITY

LIABILITIES
Secured notes payable and revolving line of credit
                                                      $  64,600,000         41,600,000                         $ 106,200,000
Mortgage and other notes payable...................       4,370,000                                                4,370,000
Accounts payable and other liabilities.............      17,325,000                                               17,325,000
                                                      -------------        -----------          ----------     -------------

                                                         86,295,000         41,600,000          $                127,895,000
                                                      -------------        -----------          ----------     -------------

Commitments and contingencies

MINORITY INTEREST...............................         96,544,000                                867,000        97,411,000
                                                      -------------        -----------          ----------     -------------

SHAREHOLDERS' EQUITY
Trust shares of beneficial interest,
  $0.01 par value; authorized
  100,000,000 shares; outstanding
  13,810,000 shares................................         138,000                                                  138,000
Corporation common stock, $0.01 par
  value; authorized 100,000,000 shares;
  outstanding 13,810,000 shares....................         138,000                                                  138,000
Additional paid-in capital.........................     434,134,000                                              434,134,000
Accumulated deficit................................    (210,094,000)                             2,013,000      (208,081,000)
                                                      -------------        -----------          ----------     -------------

                                                        224,316,000                              2,013,000       226,329,000
                                                      -------------        -----------          ----------     -------------
                                                      $ 407,155,000        $41,600,000          $2,880,000     $ 451,635,000
                                                      =============        ===========          ==========     =============

STARWOOD LODGING TRUST
UNAUDITED COMBINED PRO FORMA BALANCE SHEETS
SEPTEMBER 30, 1995

                                                         Historical                                                     Pro Forma
                                                          Starwood           Boston Park                                 Starwood
                                                          Lodging            Plaza Hotel         Pro Forma               Lodging
                                                           Trust             and Complex        Adjustments               Trust
                                                       -------------         -----------        -----------           -------------
                                                            (A)                  (B)
ASSETS

Hotel assets held for sale - net.....................  $   8,094,000         $                  $                     $   8,094,000
Hotel assets - net...................................    192,076,000                                                    192,076,000
                                                       -------------         -----------        -----------           -------------
                                                         200,170,000                                                    200,170,000
Mortgage notes receivable, net.......................     78,454,000                                                     78,454,000
Investments in joint ventures........................        603,000          41,600,000           (628,000) (C)         41,575,000
                                                       -------------         -----------        -----------           -------------

    Total real estate investments....................    279,227,000          41,600,000           (628,000)            320,199,000
Cash and cash equivalents............................      7,450,000                                                      7,450,000
Rent and interest receivable.........................        853,000                                                        853,000
Notes receivable - Corporation.......................     77,589,000                              5,350,000  (C)         82,939,000
Notes receivable, net................................      1,236,000                                                      1,236,000
Prepaid expenses and other assets....................      3,757,000                                                      3,757,000
                                                       -------------         -----------        -----------           -------------

                                                       $ 370,112,000         $41,600,000        $ 4,722,000           $ 416,434,000
                                                       =============         ===========        ===========           =============

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Secured notes payable and revolving line of credit...  $  64,600,000         $41,600,000        $                     $ 106,200,000
Mortgage and other notes payable.....................        100,000                                                        100,000
Accounts payable and other liabilities...............      2,499,000                                                      2,499,000
                                                       -------------         -----------        -----------           -------------

                                                          67,199,000          41,600,000                                108,799,000
                                                       -------------         -----------        -----------           -------------

Commitments and contingencies

MINORITY INTEREST....................................     91,144,000                              1,421,000              92,565,000
                                                       -------------         -----------        -----------           -------------

SHAREHOLDERS' EQUITY
Trust shares of beneficial interest,
  $0.01 par value; authorized
  100,000,000 shares; outstanding
  13,810,000 shares..................................        138,000                                                        138,000
Additional paid-in capital...........................    354,682,000                                                    354,682,000
Accumulated deficit..................................   (143,051,000)                             3,301,000            (139,750,000)
                                                       -------------         -----------        -----------           -------------

                                                         211,769,000                              3,301,000             215,070,000
                                                       -------------         -----------        -----------           -------------
                                                       $ 370,112,000         $41,600,000        $ 4,722,000           $ 416,434,000
                                                       =============         ===========        ===========           =============

STARWOOD LODGING CORPORATION
UNAUDITED COMBINED PRO FORMA BALANCE SHEETS
SEPTEMBER 30, 1995

                                                        Historical                                                     Pro Forma
                                                         Starwood        Boston Park                                    Starwood
                                                         Lodging         Plaza Hotel            Pro Forma               Lodging
                                                        Corporation      and Complex            Adjustments           Corporation
                                                       -------------     -----------            -----------          -------------
                                                           (A)                 (B)
ASSETS

Hotel assets held for sale - net.....................  $    234,000      $                      $                     $    234,000
Hotel assets - net...................................    89,155,000                                                     89,155,000
                                                       ------------      -----------            ----------            ------------
                                                         89,389,000                                                     89,389,000
Investments in joint ventures........................        17,000                              3,508,000  (C)          3,525,000
                                                       ------------      -----------            ----------            ------------

    Total real estate investments....................    89,406,000                              3,508,000              92,914,000
Cash and cash equivalents............................    10,685,000                                                     10,685,000
Accounts and interest receivable.....................     6,058,000                                                      6,058,000
Notes receivable, net................................       580,000                                                        580,000
Inventories, prepaid expenses and other assets.......     7,903,000                                                      7,903,000
                                                       ------------      -----------            ----------            ------------

                                                       $114,632,000      $                      $3,508,000            $118,140,000
                                                       ============      ===========            ==========            ============

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Secured notes payable and revolving line of credit...  $  4,270,000      $                      $                     $  4,270,000
Notes payable - Trust................................    77,589,000                              5,350,000  (C)         82,939,000
Accounts payable and other liabilities...............    14,826,000                                                     14,826,000
                                                       ------------      -----------            ----------            ------------

                                                         96,685,000                              5,350,000             102,035,000
                                                       ------------      -----------            ----------            ------------

Commitments and contingencies

MINORITY INTEREST....................................     5,400,000                               (554,000)              4,846,000
                                                       ------------      -----------            ----------            ------------

SHAREHOLDERS' EQUITY
Corporation common stock, $0.01 par
  value; authorized 100,000,000 shares;
  outstanding 13,810,000 shares......................       138,000                                                        138,000
Additional paid-in capital...........................    79,452,000                                                     79,452,000
Accumulated deficit..................................   (67,043,000)                            (1,288,000)            (68,331,000)
                                                       ------------      -----------            ----------            ------------

                                                         12,547,000                             (1,288,000)             11,259,000
                                                       ------------      -----------            ----------            ------------

                                                       $114,632,000      $                      $3,508,000            $118,140,000
                                                       ============      ===========            ==========            ============

                           STARWOOD LODGING TRUST AND
                          STARWOOD LODGING CORPORATION

                       NOTES TO THE UNAUDITED COMBINED AND
                        SEPARATE PRO FORMA BALANCE SHEETS
                              AT SEPTEMBER 30, 1995



NOTE 1. BASIS OF PRESENTATION

(A) The Trust and the Corporation have unilateral control of SLT Realty Limited Partnership ("Realty") and SLC Operating Limited Partnership ("Operating" and, together with Realty the "Partnerships"), respectively, and therefore, the historical financial statements of Realty and Operating are consolidated with those of the Trust and the Corporation. Unless the context otherwise requires, all references herein to the "Companies" refer to the Trust and the Corporation, and all references to the "Trust" and the "Corporation" include the Trust and the Corporation and those entities respectively owned or controlled by the Trust or the Corporation, including Realty and Operating.

      NOTE 2. ACQUIRED PROPERTY

(B) On January 24, 1996, SaunStar Land Co., LLC ("Land Co."), a Delaware limited liability company, in which SLT Realty Limited Partnership (SLT") has a 58.2% interest and in which The Donald Saunders Family Limited Liability Company ("DSF"), a Massachusetts limited liability company, has a 41.8% interest, acquired (i) the Boston Park Plaza Hotel and Towers (the "Hotel") which contains 977 guest rooms, approximately 45,500 square feet of meeting and function space and approximately 24,000 square feet of net rentable retail space, (ii) the Statler Office Building (the "Office Building") which contains approximately 250,000 square feet of gross rentable area which is adjacent to and shares utilities and other facilities with the Hotel and (iii) the Armory of the First Corps of Cadets, which contains approximately 52,000 square feet of gross useable area and is near the Hotel and the Office Building (collectively, the "Property"). Land Co. acquired these properties from the Boston Park Plaza Limited Partnership in which certain affiliates of DSF had an aggregate 43.75% interest. The Property is subject to a first mortgage held by a third-party lender, the outstanding principal balance of which is approximately $25 million and which matures on May 1, 1996.

      In connection with this transaction, SLT invested approximately $41.4 million plus closing cost and its share of closing adjustments. Immediately after acquiring the property, Land Co. distributed all fixtures, furnishings and equipment to its members in proportion to their interest. SLT then sold its interest in the personal property to SLC Operating Limited Partnership ("SLC") for approximately $5.4 million for a note in such amount. SLC and DSF then contributed their interest in such personal property to SaunStar Operating Co., LLC ("Operating Co."), a limited liability company, in which SLC has a 58.2 % interest and DSF has a 41.8% interest.

      Land Co. has leased the Property to Operating Co. Operating Co. has engaged SLC to manage the hotel portion of the Property and Saunders Real Estate Corporation, an affiliate of DSF, to manage the office and retail portion of the Property. Each management agreement has a term of 10 years and, subject to the mutual consent of the parties, is extendible for two additional terms of 10 years each.


NOTE 4. PRO FORMA ADJUSTMENTS

(C) Immediately after receiving its interest in the property, the Trust sold its interest in the personal property to the Corporation for approximately $5,350,000 for a note in such amount.

                           STARWOOD LODGING TRUST AND
                          STARWOOD LODGING CORPORATION

                             PRO FORMA COMBINED AND
                        SEPARATE STATEMENTS OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
                      AND THE YEAR ENDED DECEMBER 31, 1994
                                   (UNAUDITED)

         Effective January 1, 1995, Starwood Lodging Trust (the "Trust") and Starwood Lodging Corporation (the "Corporation" and collectively, "the Companies") consummated the previously announced reorganization (the "Reorganization") with Starwood Capital Group, L.P. and its affiliates (collectively "Starwood Capital"). On July 6, 1995, the Trust and the Corporation completed a public offering (the "Offering") of 11,787,500 paired shares. Net proceeds from the Offering of approximately $252.1 million together with proceeds from a financing facility and cash on hand were used as follows: approximately $206.5 million was used to repay existing indebtedness, including $10 million which was used by Realty to purchase the first trust deed on Operating's Milwaukee hotel, and approximately $53.8 million was used for the acquisition of the 462-room Sheraton Colony Square in Atlanta, Georgia and the 224-room Embassy Suites in Tempe, Arizona. On September 20, 1995, the Companies acquired the Doral Inn in New York, New York for $43.3 million. On January 24, 1996, the Companies formed a partnership with Saunders Real Estate Corporation ("Saunders") to acquire the Boston Park Plaza Hotel Complex. The Companies contributed $41.6 million to the partnership.

         Due to the impact of the Offering and the acquisitions of properties acquired, the historical results of operations and earnings per share are not indicative of future results of operations and earnings per share. The following Unaudited Combined and Separate Pro Forma Statements of Operations for the nine months ended September 30, 1995 and for the year ended December 31, 1994 give effect to the Reorganization, the Offering and the acquisitions previously discussed as of the beginning of the periods presented and exclude the results from properties sold in 1994. The pro forma information is based upon historical information and does not purport to present what actual results would have been had such transactions, in fact, occurred at the beginning of each period presented, or to project results for any future period.

STARWOOD LODGING TRUST AND STARWOOD LODGING CORPORATION
UNAUDITED COMBINED PRO FORMA STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995

                                             Historical                                                    Pro Forma
                                              Starwood                    Boston Park                      Starwood
                                              Lodging        Acquired     Plaza Hotel   Pro Forma          Lodging
                                              Combined      Properties      Complex    Adjustments         Combined
                                            ------------   ------------   -----------  -----------        ----------
                                                (A)            (C)            (D)

REVENUE
Hotel ....................................  $ 81,951,000    $28,166,000    $           $                  $110,117,000
Gaming ...................................    20,375,000                                                    20,375,000
Interest from mortgage and other notes ...     8,004,000                                                     8,004,000
Income from joint ventures and
  rents from leased hotel properties......       608,000                    760,000       2,120,000  (E)     3,488,000
Other income..............................     1,334,000                                                     1,334,000
Gain (loss) on sales of hotel assets .....      (125,000)                                                     (125,000)
                                            ------------    -----------    --------    ------------       ------------
                                             112,147,000     28,166,000     760,000       2,120,000        143,193,000
                                            ------------    -----------    --------    ------------       ------------

EXPENSES
Hotel operations .........................    56,232,000     21,647,000                  (1,248,000) (F)    76,631,000
Gaming operations ........................    18,351,000                                                    18,351,000
Interest .................................    11,198,000      3,219,000                 (11,647,000) (G)     5,345,000
                                                                                          2,575,000  (G)
Depreciation and amortization.............    10,182,000      6,657,000                                     16,839,000
Administrative and operating .............     3,836,000                                     10,000  (F)     3,846,000
                                            ------------    -----------    --------    ------------       ------------
                                              99,799,000     31,523,000                 (10,310,000)       121,012,000
                                            ------------    -----------    --------    ------------       ------------

Income (loss) before minority interest ...    12,348,000    $(3,357,000)   $760,000    $ 12,430,000         22,181,000
                                                            ===========    ========    ============
Minority interest in Partnerships (H) ....     5,398,000                                                     6,674,000
                                            ------------                                                  ------------

Net income (loss) ........................  $  6,950,000                                                  $ 15,507,000
                                            ============                                                  ============

Net income (loss) per paired share (I) ...  $       1.17                                                  $       1.12
                                            ============                                                  ============

See accompanying notes to the pro forma statements of operations.

STARWOOD LODGING TRUST
UNAUDITED COMBINED PRO FORMA STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995

                                             Historical                                                  Pro Forma
                                              Starwood                  Boston Park                      Starwood
                                              Lodging       Acquired    Plaza Hotel    Pro Forma         Lodging
                                               Trust       Properties     Complex     Adjustments         Trust
                                            -----------   -----------   -----------   -----------       -----------
                                                (A)           (C)           (D)
REVENUE
Rents from Corporation ...................  $18,287,000   $             $             $ 4,566,000  (J)  $22,853,000
Interest from Corporation ................    2,629,000                                 3,813,000  (K)    6,442,000
Interest from mortgage and other notes ...    7,915,000                                                   7,915,000
Income from joint ventures and
  rents from leased hotel properties .....      608,000                                 4,722,000  (E)    5,330,000
Other income..............................      461,000                                                     461,000
Gain (loss) on sales of hotel assets .....     (125,000)                                                   (125,000)
                                            -----------   -----------   -----------   -----------       -----------
                                             29,775,000                                13,101,000        42,876,000
                                            -----------   -----------   -----------   -----------       -----------

EXPENSES
Interest - other .........................   10,534,000                                (7,846,000) (G)    5,263,000
                                                                                        2,575,000  (G)
Depreciation and amortization.............    6,260,000     1,483,000                                     7,743,000
Administrative and operating .............    1,178,000                                                   1,178,000
                                            -----------   -----------   -----------   -----------       -----------
                                             17,972,000     1,483,000                  (5,271,000)       14,184,000
                                            -----------   -----------   -----------   -----------       -----------

Income (loss) before minority interest ...   11,803,000   $(1,483,000)  $             $18,372,000        28,692,000
                                                          ===========   ===========   ===========
Minority interest in Partnerships (H) ....    4,957,000                                                   8,633,000
                                            -----------                                                 -----------

Net income (loss) ........................  $ 6,846,000                                                 $20,059,000
                                            ===========                                                 ===========

Net income (loss) per paired share (I) ...  $      1.15                                                 $      1.45
                                            ===========                                                 ===========

See accompanying notes to the pro forma statements of operations.

STARWOOD LODGING CORPORATION
UNAUDITED COMBINED PRO FORMA STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995

                                                     Historical                                                       Pro Forma
                                                      Starwood                      Boston Park                       Starwood
                                                      Lodging          Acquired     Plaza Hotel     Pro Forma          Lodging
                                                    Corporation       Properties      Complex      Adjustments       Corporation
                                                    -----------       ----------      -------      -----------       -----------
                                                        (A)              (C)            (D)

REVENUE
Hotel ......................................       $ 81,951,000      $28,166,000     $            $                 $110,117,000
Gaming .....................................         20,375,000                                                       20,375,000
Income (loss) from joint venture............                                          760,000      (2,602,000) (E)    (1,842,000)
Interest from mortgage and other notes .....             89,000                                                           89,000
Other income................................            873,000                                                          873,000
                                                   ------------      -----------     --------     -----------       ------------
                                                    103,288,000       28,166,000      760,000       2,602,000        129,612,000
                                                   ------------      -----------     --------     -----------       ------------

EXPENSES
Hotel operations ...........................         56,232,000       21,647,000                   (1,248,000) (F)    76,631,000
Gaming operations ..........................         18,351,000                                                       18,351,000
Rent - Trust ...............................         18,287,000                                     4,566,000  (J)    22,853,000
Interest - Trust ...........................          2,629,000                                     3,813,000  (K)     6,442,000
Interest - other ...........................            664,000        3,219,000                   (3,801,000) (G)        82,000

Depreciation and amortization...............          3,922,000        5,174,000                                       9,096,000
Administrative and operating ...............          2,658,000                                        10,000  (F)     2,668,000
                                                   ------------      -----------     --------     -----------       ------------
                                                    102,743,000       30,040,000                    3,340,000        136,123,000
                                                   ------------      -----------     --------     -----------       ------------

Income (loss) before minority interest .....            545,000      $(1,874,000)    $760,000     $(5,942,000)        (6,511,000)
                                                                     ===========     ========     ===========
Minority interest in Partnerships (H) ......            441,000                                                       (1,959,000)
                                                   ------------                                                     ------------

Net income (loss) ..........................       $    104,000                                                     $ (4,552,000)
                                                   ============                                                     ============

Net income (loss) per paired share  (I).....       $       0.02                                                     $      (0.33)
                                                   ============                                                     ============

See accompanying notes to the pro forma statements of operations.

STARWOOD LODGING TRUST AND STARWOOD LODGING CORPORATION
UNAUDITED COMBINED PRO FORMA STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1994

                                            Historical                                                                   Pro Forma
                                             Starwood                                  Boston Park                       Starwood
                                             Lodging       Starwood      Acquired      Plaza Hotel    Pro Forma           Lodging
                                             Combined       Capital     Properties       Complex     Adjustments         Combined
                                             --------       -------     ----------       -------     -----------         --------
                                               (A)            (B)          (C)             (D)
REVENUE
Hotel ..................................  $ 82,668,000    $16,467,000  $46,091,000        $         $                  $145,226,000
Gaming .................................    27,981,000                                                                   27,981,000
Interest from mortgage and
  other notes ..........................     1,554,000      8,496,000                                                    10,050,000
Income from joint ventures and
  rents from leased hotel properties ...       927,000                                     331,000     3,459,000  (E)     4,717,000
Other income............................       411,000                                                                      411,000
Gain (loss) on sales of hotel assets ...       456,000                                                                      456,000
                                          ------------    -----------  -----------        --------  ------------       ------------
                                           113,997,000     24,963,000   46,091,000         331,000     3,459,000        188,841,000
                                          ------------    -----------  -----------        --------  ------------       ------------

EXPENSES
Hotel operations .......................    60,829,000     12,751,000   34,554,000                    (3,359,000) (F)   104,775,000
Gaming operations ......................    24,454,000                                                                   24,454,000
Interest ...............................    17,606,000      3,834,000    7,354,000                   (25,691,000) (G)     7,063,000
                                                                                                       3,960,000  (G)
Depreciation and amortization...........     8,161,000      2,496,000   10,509,000                     1,220,000  (L)    22,386,000
Administrative and operating ...........     4,203,000                                                   286,000  (F)     4,489,000
Shareholder litigation expense .........     2,648,000                                                                    2,648,000
Provision for losses ...................       759,000                                                                      759,000
                                          ------------    -----------  -----------        --------  ------------       ------------
                                           118,660,000     19,081,000   52,417,000                   (23,584,000)       166,574,000
                                          ------------    -----------  -----------        --------  ------------       ------------

Income before minority interest ........    (4,663,000)   $ 5,882,000  $(6,326,000)       $331,000  $ 27,043,000         22,267,000
                                                          ===========  ===========        ========  ============
Minority interest in
  Partnerships (H) .....................                                                                                  6,700,000
                                          ------------                                                                 ------------

Net income (loss) ......................  $ (4,663,000)                                                                $ 15,567,000
                                          ============                                                                 ============

Net income per paired share (I) ........  $      (2.31)                                                                $       1.13
                                          ============                                                                 ============

See accompanying notes to the pro forma statements of operations.

STARWOOD LODGING TRUST
UNAUDITED COMBINED PRO FORMA STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1994

                                            Historical                                                             Pro Forma
                                             Starwood                               Boston Park                    Starwood
                                             Lodging     Starwood       Acquired    Plaza Hotel   Pro Forma         Lodging
                                              Trust       Capital      Properties     Complex    Adjustments         Trust
                                              -----       -------      ----------     -------    -----------         -----
                                               (A)          (B)           (C)           (D)
REVENUE
Rents from Corporation .................   $16,906,000   $            $                          $ 8,589,000 (J)  $25,495,000
Interest from Corporation ..............     1,730,000                                             6,424,000 (K)    8,154,000
Interest from mortgage and
  other notes  .........................     1,512,000    8,496,000                                                10,008,000
Income from joint ventures and
  rents from leased hotel properties ...       927,000                                             7,481,000 (E)    8,408,000
Other income............................       164,000                                                                164,000
Gain (loss) on sales of hotel assets ...       432,000                                                                432,000
                                           -----------   ----------   -----------   -----------  -----------      -----------
                                            21,671,000    8,496,000                               22,494,000       52,661,000
                                           -----------   ----------   -----------   -----------  -----------      -----------

EXPENSES
Interest - other .......................    16,265,000    3,834,000       875,000                (17,958,000)(G)    6,976,000
                                                                                                   3,960,000 (G)
Depreciation and amortization...........     5,205,000    1,270,000     2,791,000                    610,000 (L)    9,876,000
Administrative and operating ...........     1,583,000                                                              1,583,000
Shareholder litigation expense .........     1,324,000                                                              1,324,000
Provision for losses ...................       759,000                                                                759,000
                                           -----------   ----------   -----------   -----------  -----------      -----------
                                            25,136,000    5,104,000     3,666,000                (13,388,000)      20,518,000
                                           ------------  -----------  ------------  -----------  ------------     ----------------

Income before minority interest ........    (3,465,000)  $3,392,000   $(3,666,000)               $35,882,000       32,143,000
                                                         ==========   ===========   ===========  ===========
Minority interest in
  Partnerships (H) .....................                                                                            9,672,000
                                           -----------                                                            -----------

Net income (loss) ......................   $(3,465,000)                                                           $22,471,000
                                           ===========                                                            ===========

Net income per paired share (I) ........   $     (1.71)                                                           $      1.63
                                           ===========                                                            ===========

See accompanying notes to the pro forma statements of operations.

STARWOOD LODGING CORPORATION
UNAUDITED COMBINED PRO FORMA STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1994

                                              Historical                                                               Pro Forma
                                               Starwood                               Boston Park                      Starwood
                                               Lodging      Starwood      Acquired    Plaza Hotel   Pro Forma           Lodging
                                             Corporation     Capital     Properties     Complex    Adjustments        Corporation
                                             -----------     -------     ----------     -------    -----------        -----------
                                                 (A)           (B)          (C)           (D)
REVENUE
Hotel ....................................  $ 82,668,000   $16,467,000  $46,091,000      $         $                 $145,226,000
Gaming ...................................    27,981,000                                                               27,981,000
Income (loss) from joint venture..........                                                331,000   (4,022,000) (E)    (3,691,000)
Interest from mortgage and other notes ...        42,000                                                                   42,000
Other income..............................       247,000                                                                  247,000
Gain (loss) on sales of hotel assets .....        24,000                                                                   24,000
                                            ------------   -----------  -----------      --------  -----------       ------------
                                             110,962,000    16,467,000   46,091,000       331,000   (4,022,000)       169,829,000
                                            ------------   -----------  -----------      --------  -----------       ------------

EXPENSES
Hotel operations .........................    60,829,000    12,751,000   34,554,000                 (3,359,000) (F)   104,775,000
Gaming operations ........................    24,454,000                                                               24,454,000
Rent - Trust .............................    16,906,000                                             8,589,000  (J)    25,495,000
Interest - Trust .........................     1,730,000                                             6,424,000  (K)     8,154,000
Interest - other .........................     1,341,000                  6,479,000                 (7,733,000) (G)        87,000
Depreciation and amortization.............     2,956,000     1,226,000    7,718,000                    610,000  (L)    12,510,000
Administrative and operating .............     2,620,000                                               286,000  (F)     2,906,000
Shareholder litigation expense ...........     1,324,000                                                                1,324,000
                                            ------------   -----------  -----------      --------  -----------       ------------
                                             112,160,000    13,977,000   48,751,000                  4,817,000        179,705,000
                                            ------------   -----------  -----------      --------  -----------       ------------

Income before minority interest ..........    (1,198,000)  $ 2,490,000  $(2,660,000)     $331,000  $(8,839,000)        (9,876,000)
                                                           ===========  ===========      ========  ===========
Minority interest in
  Partnerships (H) .......................                                                                             (2,972,000)
                                            ------------                                                             ------------

Net income (loss) ........................  $ (1,198,000)                                                            $ (6,904,000)
                                            ============                                                             ============

Net income per paired share (I) ..........  $      (0.59)                                                            $      (0.50)
                                            ============                                                             ============

See accompanying notes to the pro forma statements of operations.

                           STARWOOD LODGING TRUST AND
                          STARWOOD LODGING CORPORATION

                       NOTES TO THE UNAUDITED COMBINED AND
                   SEPARATE PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
                      AND THE YEAR ENDED DECEMBER 31, 1994


NOTE 1. BASIS OF PRESENTATION

The Trust and the Corporation have unilateral control of SLT Realty Limited Partnership ("Realty") and SLC Operating Limited Partnership ("Operating" and, together with Realty the "Partnerships"), respectively, and therefore, the historical financial statements of Realty and Operating are consolidated with those of the Trust and the Corporation. Unless the context otherwise requires, all references herein to the "Companies" refer to the Trust and the Corporation, and all references to the "Trust" and the "Corporation" include the Trust and the Corporation and those entities respectively owned or controlled by the Trust or the Corporation, including Realty and Operating.

NOTE 2. PRO FORMA ADJUSTMENTS

(A) Reflects the historical statements of operations of the Companies. Operations for properties sold or pending sale are not considered material to the pro forma presentation.

(B) Reflects the pro forma statements of operations (reflecting Starwood Capital's cost basis) of the assets and liabilities contributed by Starwood Capital in the Reorganization. For additional information regarding the Reorganization, please see Item 7 (Financial Statements, Pro Forma Financial Information and Exhibits) of the Companies' Form 8-K as amended dated January 31, 1995, which is incorporated herein by reference.

(C) Reflects the pro forma statements of operations (reflecting the Companies' cost basis) of the Doral Inn and the properties acquired in connection with the Offering. For additional information, please see pages F-1 through F-140 (Financial Statements and Financial Statement Schedules) of the Companies' Form S-2 as amended dated June 29, 1995 and Item 7 (Financial Statements, Pro Forma Financial Information and Exhibits) of the Companies' Form 8-K as amended dated September 20, 1995, which is incorporated herein by reference.

(D) Reflects the pro forma statements of operations of the Boston Park Plaza Hotel Complex. See description of the acquisition in note 2 to the Unaudited Combined and Separate Pro Forma Balance Sheets.


      Additional information related to the property is as follows:

                                               For the Twelve Months Ending
                                               ----------------------------
                                            1994           1993           1992
                                            ----           ----           ----
Average occupancy rate ............            75%            71%            71%
Average room rate .................        $97.60         $90.40         $88.42
Revenue per available room ........        $73.20         $64.18         $62.78

(E) Pro Forma income from joint ventures and rents from leased hotel properties reflect the Companies' proportionate share of (i) increases from management fees earned, (ii) decreases in administrative and operating expenses resulting primarily from reduction in personnel and other administrative costs, (iii) differences in depreciation and (iv) intercompany rents as follows:

                                          Twelve Months Ended December 31, 1994
                                          -------------------------------------
                                          Trust        Corporation     Combined
                                          -----        -----------     --------
Additional management fees
 earned ..........................             --         833,000        833,000
Decrease in personnel and
 other administrative costs ......             --       2,586,000      2,586,000
Difference in depreciation .......       (573,000)        613,000         40,000
Intercompany rents ...............      8,054,000      (8,054,000)
                                        ---------       ---------      ---------
                                        7,481,000      (4,022,000)     3,459,000
                                        =========       =========      =========


                                         Nine Months Ended September 30, 1996
                                         ------------------------------------
                                        Trust        Corporation       Combined
                                        -----        -----------       --------
Additional Mgmt Fees ...........             --         572,000         572,000
Earned Decrease in
 personnel and other
 administrative costs ..........             --       1,704,000       1,704,000
Difference in depreciation .....       (430,000)        274,000        (156,000)
Intercompany rents .............      5,152,000      (5,152,000)
                                      ---------       ---------       ---------
                                      4,722,000      (2,602,000)      2,120,000
                                      =========      ==========       =========

(F) The Corporation intends to operate all of the Companies' hotels and terminate existing third party management contracts for all properties at the earliest practicable date. Accordingly, certain costs directly attributable to existing third party management contracts included in the pro forma statements of operations have been eliminated. Such cost savings are reflected in the pro forma statements of operations as if such contracts had been canceled as of the beginning of the periods presented. Listed below are the hotels on which third party management contracts have been or are anticipated to be terminated and the related management and other fees incurred in each period.

                                        Fees Paid (1)
                                    ----------------------
                                    12 Months     9 Months
                                      Ended        Ended
                                     12/31/94     9/30/95           Status
                                    ---------     --------          ------
Hotel
Holiday Inn - Albany, GA ........   $  160,000   $    9,000   Terminated
Best Western - Columbus, OH .....      156,000       33,000   Cancelable in 1995
Best Western - Savannah, GA .....      109,000       21,000   Cancelable in 1995
Radisson - Gainesville, FL ......      149,000       19,000   Cancelable in 1996
Park Central - Dallas, TX .......      342,000       34,000   Terminated
Capital Hill - Washington, DC ...      143,000       43,000   Cancelable in 1995
French Quarter - Lexington, KY ..      432,000       21,000   Terminated
Doubletree - Rancho Bernardo, CA       237,000       67,000   Terminated
Colony Square - Atlanta, GA .....      624,000      139,000   Terminated
Omni - Chapel Hill, NC ..........       92,000       23,000   Terminated
Embassy Suites - Tempe, AZ ......      284,000      406,000   Terminated
Doral Inn - New York, NY ........      631,000      433,000   Cancelable in 1995
                                    ----------   ----------
                                     3,359,000    1,248,000
                                    ==========   ==========

------------------
(1) Fees include base and incentive management fees as well as accounting fee chargebacks and other corporate costs.

      Pro Forma administrative and operating expenses reflect (i) increases in operating expenses resulting principally from additional corporate office personnel and (ii) decreases in operating expenses resulting form a decrease in director's and officers' liability insurance. Such cost adjustments are reflected in the pro forma statements of operations as follows:

                                                                         Administrative and
                                                                         Operating Expenses
                                                                         ------------------
                                                                      12 Months       9 Months
                                                                       Ended           Ended
                                                                      12/31/94        9/30/95
                                                                      --------        -------
Additional personnel costs and corporate travel...........           $ 486,000       $ 97,000
Decrease in directors' and officers' liability insurance..            (200,000)       (87,000)
                                                                     ---------       --------
                                                                     $ 286,000       $ 10,000
                                                                     =========       ========

(G) Reflects the elimination of historical and pro forma interest expense related to the debt repaid from the proceeds of the Offering and the addition of interest expense on pro forma amounts outstanding.

(H) Reflects Starwood Capital's minority interest in the income of the Partnerships.

(I) Net income (loss) per paired share has been computed using the weighted average number of paired shares and equivalent paired shares outstanding. All paired share information has been adjusted to reflect a one-for-six reverse split effective June 12, 1995.

(J) Reflects pro forma adjustment for rents on the following hotels contributed by Starwood Capital in the Reorganization and hotels and land acquired by the Companies in 1995. The hotel leases between the Trust and the Corporation provide for annual base or minimum rents plus contingent or percentage rents based on the gross revenue of the properties and are accounted for as operating leases.

           Hotel                                    Date Contributed/Acquired
-------------------------------------               -------------------------
Capitol Hill - Washington, DC........                    January 1, 1995
French Quarter - Lexington, KY.......                    January 1, 1995
Doubletree - Rancho Bernardo, CA.....                    January 1, 1995
Harvey - Wichita, KS.................                    January 1, 1995
Omni - Chapel Hill, NC...............                     April 6, 1995
Colony Square - Atlanta, GA..........                     July 24, 1995
Embassy Suites - Tempe, AZ...........                     July 27, 1995
Doral Inn - New York, NY.............                   September 20, 1995


(K) Reflects interest on the notes payable from the Corporation to the Trust at 9.5% for the note secured by the leasehold interest in the Doral property, prime plus 3% for notes secured by the Milwaukee property and prime plus 2% for unsecured notes.

(L) Reflects the amortization of organization costs related to the formation of the Partnerships over a five-year period.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Partners of
The Boston Park Plaza Hotel Limited Partnership:

We have audited the accompanying balance sheets of The Boston Park Plaza Hotel Limited Partnership (a Massachusetts limited partnership) (the Partnership) as of October 31, 1993 and 1994, and the related statements of income, partners' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Boston Park Plaza Hotel Limited Partnership as of October 31, 1993 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As more fully described in Note 6 to the financial statements, one of the Partnership's two general partners, Donald L. Saunders, has asserted on behalf of the Partnership that the Boston Park Plaza Hotel Operating Company, Inc. (the Operating Company) is in default of its lease with the Partnership as it relates to the payment of rent and other claims. The Partnership has thus notified the Operating Company that it is in default under its lease with the Partnership and has brought legal action against the Operating Company. The other general partner, Roger A. Saunders, has denied these claims and has asserted counterclaims against Donald L. Saunders, related to the operations of the Partnership. Both parties have agreed to use a Special Master appointed by the court to determine all such claims. At this time, the ultimate resolution of these items is uncertain as is the recovery, if any, from the Operating Company of any amounts referenced in the claims. The accompanying financial statements do not include any adjustments that might result from the ultimate resolution of these matters.

In addition, the Partnership has disputed certain charges from the Operating Company as of October 31, 1994. These charges have been offset by the Operating Company against the amounts it owes to the Partnership. The resulting difference in the receivable recorded by the Partnership and the payable recorded by the Operating Company is $2,031,260 as of October 31, 1994. At this time, the ultimate resolution of these items is uncertain, as is the recovery, if any, from the Operating Company of any amounts referenced in the claims. The accompanying financial statements do not include any adjustments that might result from the ultimate resolution of these matters.

                                                             ARTHUR ANDERSEN LLP

Boston, Massachusetts
August 10, 1995

                 THE BOSTON PARK PLAZA HOTEL LIMITED PARTNERSHIP

                                 BALANCE SHEETS


                                                                              OCTOBER 31,                   SEPTEMBER 30,
                          ASSETS                                       1993                1994                 1995
                                                                                                             (UNAUDITED)
CURRENT ASSETS:
   Cash and cash equivalents (Note 3)                               $   512,293         $   100,804         $    71,571
   Accounts receivable-
     Trade, less allowance for doubtful accounts of $274,000 in
       1993, $256,000 in 1994 and $136,000 in 1995 (Note 8)
     The Boston Park Plaza Hotel Operating                              288,534             266,031             190,053
       Company, Inc., an affiliate (Notes 6 and 7)
     Other                                                            1,286,917           2,759,689           3,048,959
   Loan receivable from co-general partners and certain limited          42,682             182,652             124,816
     partners
   Prepaid expenses                                                          --                  --             744,851
                                                                        256,326              66,279              87,891
                                                                    -----------         -----------         -----------
         Total current assets
                                                                      2,386,752           3,375,455           4,268,141
                                                                    -----------         -----------         -----------
PROPERTY AND EQUIPMENT (Notes 1 and 2):
   Land
   Buildings and improvements                                           794,826             794,826             794,826
   Furniture and equipment                                           16,053,443          16,207,081          15,649,282
                                                                     13,734,714          13,831,265          14,425,070
                                                                    -----------         -----------         -----------
                                                                     30,582,983          30,833,172          30,869,178
   Less--Accumulated depreciation and amortization

                                                                     20,031,296          21,080,376          21,804,450
                                                                    -----------         -----------         -----------
         Property and equipment, net

                                                                     10,551,687           9,752,796           9,064,728
                                                                    -----------         -----------         -----------
OTHER ASSETS:
   Deferred lease commissions (Note 2)
   Other (Note 2)                                                       295,544             311,812             254,484
                                                                        198,703             202,362              34,267
                                                                    -----------         -----------         -----------
                                                                        494,247             514,174             288,751
                                                                    -----------         -----------         -----------
         Total assets
                                                                    $13,432,686         $13,642,425         $13,621,620
                                                                    ===========         ===========         ===========

                                                                             OCTOBER 31,       SEPTEMBER 30,
         LIABILITIES AND PARTNERS' DEFICIT                            1993                1994                1995
                                                                                                           (UNAUDITED)
CURRENT LIABILITIES:
   Current maturities of long-term debt and
     capital lease obligations (Notes 4 and 6)                    $    199,036        $    226,893        $ 25,251,832
   Accounts payable                                                    272,341             477,828             763,306
   Accrued expenses                                                    568,257             245,780             221,508
   Tenant security deposits and rent paid in advance                   353,013             410,025             372,658
   Amounts payable to co-general partners                                   --             163,587             163,587
   Notes payable to general partner                                         --                  --             149,549





                                                                  ------------        ------------        ------------

         Total current liabilities                                   1,392,647           1,524,113          26,922,440
                                                                  ------------        ------------        ------------



LONG-TERM DEBT, NET OF CURRENT  MATURITIES (Note 4)                 25,284,956          25,144,114                  --





CAPITAL LEASE OBLIGATION, NET OF CURRENT MATURITIES  (Note 6)

                                                                       433,224             335,599             247,203
                                                                  ------------        ------------        ------------
         Total liabilities

                                                                    27,110,827          27,003,826          27,169,643
                                                                  ------------        ------------        ------------

PARTNERS' DEFICIT

                                                                   (13,678,141)        (13,361,401)        (13,548,023)
                                                                  ------------        ------------        ------------
         Total liabilities and partners' deficit
                                                                  $ 13,432,686        $ 13,642,425        $ 13,621,620
                                                                  ============        ============        ============



   The accompanying notes are an integral part of these financial statements.

W                 THE BOSTON PARK PLAZA HOTEL LIMITED PARTNERSHIP

                              STATEMENTS OF INCOME


                                                                                       ELEVEN MONTHS ENDED
                                                        YEAR ENDED OCTOBER 31,            SEPTEMBER 30,
                                                         1993           1994           1994           1995
                                                                                           (UNAUDITED)
REVENUE:
   Rentals-
     Partnership tenants (Note 6(a))                  $ 1,013,323    $ 1,076,099    $   882,021    $   874,719
     Statler Division (Note 6(b))                       4,285,459      4,044,180      3,677,971      4,274,046
     The Boston Park Plaza Hotel Operating Company,
       Inc., an affiliate (Notes 6 and 7)               5,108,577      5,856,882      5,368,808      5,502,805
     Armory Drill Hall/Plaza Castle (Note 6(e))           240,000        256,738        235,901        230,163
                                                      -----------    -----------    -----------    -----------

         Total revenue                                 10,647,359     11,233,899     10,164,701     10,881,733
                                                      -----------    -----------    -----------    -----------

OPERATING EXPENSES:
     Property operation, insurance, maintenance
       and utility costs                                2,450,259      2,598,338      2,317,647      2,468,599
     General and administrative expenses                2,417,139      3,945,234      3,572,997      3,763,113
     Property taxes                                     1,502,006      1,524,870      1,382,983      1,428,687
     Depreciation and amortization                      1,324,705      1,131,896      1,018,060        786,215
                                                      -----------    -----------    -----------    -----------

                                                        7,694,109      9,200,338      8,291,687      8,446,614
                                                      -----------    -----------    -----------    -----------

         Operating income                               2,953,250      2,033,561      1,873,014      2,435,119

OTHER INCOME (EXPENSE):
   Interest expense                                    (2,296,720)    (2,133,897)    (1,953,884)    (2,203,941)
   Interest income                                        111,247         49,393         49,127          2,592
   Miscellaneous                                          363,377        425,096        376,870         79,608
                                                      -----------    -----------    -----------    -----------

         Net income                                   $ 1,131,154    $   374,153    $   345,127    $   313,378
                                                      ===========    ===========    ===========    ===========


   The accompanying notes are an integral part of these financial statements.

                 THE BOSTON PARK PLAZA HOTEL LIMITED PARTNERSHIP

                         STATEMENTS OF PARTNERS' DEFICIT

                                                             GENERAL          LIMITED
                                                             PARTNERS         PARTNERS        TOTAL
BALANCE, OCTOBER 31, 1992                                  $(18,912,865)   $ 4,142,284    $(14,770,581)

 Allocation of net income for the year ended October 31,
 1993 (Note 1)                                                   22,623      1,108,531       1,131,154

 Distributions                                                  (38,714)            --         (38,714)
                                                           ------------    -----------    ------------

BALANCE, OCTOBER 31, 1993                                   (18,928,956)     5,250,815     (13,678,141)

 Allocation of net income for the year ended
 October 31, 1994 (Note 1)                                        7,483        366,670         374,153

 Distributions                                                  (57,413)            --         (57,413)
                                                           ------------    -----------    ------------

BALANCE, OCTOBER 31, 1994                                   (18,978,886)     5,617,485     (13,361,401)

 Allocation of net income for the eleven-month period
 ended September 30, 1995 (unaudited)                             6,268        307,110         313,378

 Distributions (unaudited)                                      (10,000)      (490,000)       (500,000)
                                                           ------------    -----------    ------------

BALANCE, SEPTEMBER 30, 1995 (UNAUDITED)                    $(18,982,618)   $ 5,434,595    $(13,548,023)
                                                           ============    ===========    ============



   The accompanying notes are an integral part of these financial statements.

                 THE BOSTON PARK PLAZA HOTEL LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

                                                                                             ELEVEN MONTHS ENDED
                                                             YEAR ENDED OCTOBER 31,            SEPTEMBER 30,
                                                               1993           1994           1994           1995
                                                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                              $ 1,131,154    $   374,153    $   345,127    $  313,378
   Adjustments to reconcile net income to net cash
   provided by operating activities-
     Depreciation and amortization                           1,324,705      1,131,896      1,018,060       786,215
     Changes in current assets and liabilities-
       Allowance for accounts receivable                       131,000        (18,000)        85,000      (120,000)
       Accounts receivable                                      43,082     (1,572,239)    (1,398,613)      (35,456)
       Loan receivable from co-general partners and
         certain limited partners                                   --             --             --      (744,851)
       Prepaid expenses                                        187,171        190,047        159,118       (21,612)
       Accounts payable                                       (181,743)       205,487        226,535       285,478
       Accrued expenses                                        336,381       (322,477)      (457,747)      (24,272)
       Tenant security deposits and rent paid in advance       (81,459)        57,012         42,710       (37,367)
       Amounts payable to co-general partners                       --        163,587             --            --
                                                           -----------    -----------    -----------    ----------

         Net cash provided by operating activities           2,890,291        209,466         20,190       401,513
                                                           -----------    -----------    -----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Additions to property and equipment                      (1,928,360)      (250,189)      (266,198)      (36,006)
   (Additions to) deductions from deferred lease
     commissions and other                                    (121,068)      (102,743)       (28,135)      163,282
                                                           -----------    -----------    -----------    ----------

         Net cash provided by (used in) investing
         activities                                         (2,049,428)      (352,932)      (294,333)      127,276
                                                           -----------    -----------    -----------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES:

   Principal borrowings                                             --             --             --       149,549
   Principal payments of long-term debt                       (119,174)      (140,842)      (130,008)     (119,175)
   Distributions to partners                                   (38,714)       (57,413)            --      (500,000)
   Payments of notes payable to partner                       (585,930)            --             --            --
   Principal payments under capital lease obligation           (69,679)       (69,768)       (62,168)      (88,396)
                                                           -----------    -----------    -----------    ----------

         Net cash used in financing activities                (813,497)      (268,023)      (192,176)     (558,022)
                                                           -----------    -----------    -----------    ----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS            27,366       (411,489)      (466,319)      (29,233)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                 484,927        512,293        512,293       100,804
                                                                                                        ----------

CASH AND CASH EQUIVALENTS, END OF PERIOD                   $   512,293    $   100,804    $    45,974    $   71,571
                                                           -----------    -----------    -----------    ----------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the period for interest                $ 2,119,888    $ 2,310,728    $ 1,905,977    $2,115,715
                                                           ===========    ===========    ===========    ==========


   The accompanying notes are an integral part of these financial statements.

                 THE BOSTON PARK PLAZA HOTEL LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 1994



(1)   ORGANIZATIONAL STRUCTURE AND TAX STATUS

      The Boston Park Plaza Hotel Limited Partnership (the Limited Partnership or the Partnership), a Massachusetts limited partnership organized on January 28, 1977, is the beneficial owner and operator of a building which consists of approximately 1,000,000 square feet of total space on 14 floors. Approximately 700,000 square feet of the Partnership's space is operated as the Boston Park Plaza Hotel and Towers (the Hotel), containing 966 rooms. The remaining space is operated as the Statler Building Division (the Division) and consists of leasable office and retail space and common areas such as boiler and engine rooms and the underlying land. The Partnership also directly owns the Armory of the 1st Corps of Cadets (also known as the Armory Head House and the Armory Drill Hall/Plaza Castle), which contains approximately 21,000 square feet of office space on eight floors of the Head House Section and approximately 20,000 square feet of exhibition hall space on the single street level adjoining the Armory Head House. The Hotel and the Armory Drill Hall/Plaza Castle are operated on a tenancy-at-will basis through an affiliate (see Notes 6 and 7).

      Legal title to the real estate (except for the entire Armory building referred to above) is held in the name of The Boston Park Plaza Hotel Trust, a nominee trust (the Trust). The two general partners of the Partnership are also the same two trustees of the Trust. The beneficiary of the Trust is the Limited Partnership.

      The Partnership Agreement provides that the net profits and net losses of the Partnership, before deduction of depreciation expense, are to be allocated to the general partners and the limited partner in the respective amounts of 2% and 98%. The Partnership will expire on January 28, 1997, or earlier, if agreed to by the two general partners or as provided in the Partnership Agreement.

      For income tax purposes, Partnership returns are filed, and accordingly, all taxable income or loss and available tax credits are reported pro rata by the partners on their respective individual and trust tax returns.

(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Property and Equipment

      Property and equipment are reported at cost. Depreciation for financial statement purposes is computed primarily using the accelerated method acceptable for tax purposes in the year the asset is placed into service. Buildings and building improvements are depreciated primarily using the straight-line method over the useful lives of 15 to 39 years. Leased assets are depreciated over the lease term (five years) on a straight-line basis.

                 THE BOSTON PARK PLAZA HOTEL LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 1994


(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Intangible Assets

      Deferred lease commissions are amortized using the straight-line method and charged against income over the respective terms of the related leases.

      Accounting for Leases

        (A)  RENTALS UNDER LEASES

             The Partnership, as lessor, classifies its leases with its tenants as operating leases (see Note 6). Rent is reported as income over the lease term in a systematic manner, usually the straight-line method, and the leased property is depreciated like other productive assets.

        (B)  OBLIGATIONS UNDER OPERATING AND CAPITAL LEASES

             Leases that transfer most of the benefits and risks of ownership of an asset are classified as capital leases, wherein the leased property is accounted for as an asset by the Partnership and the payment obligations are accounted for as a liability. Other leases that do not transfer any benefits or risks of ownership of an asset are classified as operating leases by the Partnership, and payments are charged to rental expense.

(3)   CASH AND CASH EQUIVALENTS

      Cash and cash equivalents consist of the following:

                                                            1993          1994
Cash-
   On hand                                                $  1,275      $  1,275
   Demand deposits                                         300,961        69,844

 Cash equivalents-
   Money market accounts                                   210,057        29,685
                                                          --------      --------

         Total cash and cash equivalents,
         at cost which approximates market                $512,293      $100,804
                                                          ========      ========

                 THE BOSTON PARK PLAZA HOTEL LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 1994

(4)   LONG-TERM DEBT

      On May 6, 1986, the Partnership issued a $26 million mortgage note payable (the Note) to Barclays American Business Credit, Inc. (Barclays) for purposes of refinancing the then-existing mortgage notes payable and for other Partnership purposes. The original term of the Note was seven years, with an option for the Partnership to extend for an additional three years at the request of the Partnership. Principal payments commenced on May 1, 1989 in monthly installments of $10,834. In fiscal 1993, the Partnership exercised its option to extend the note repayment until May 1, 1996. Principal payments of $10,834 will continue through May 1, 1996, with the remaining balance due for payment at that time.

      Current interest requirements on the Note are based on a contract rate, as defined, which offers the Partnership a choice of three interest options based on the interest rates of different financial instruments. The contract rate for the period from November 1993 through October 1994 was 8.08%. The effective interest rate was 8.08% and 8.44% for the years ended October 31, 1993 and 1994, respectively. The Note stipulates that when the contract rate exceeds 12%, the Partnership may elect to defer payment of the amount of interest expense in excess of 12% to a cumulative maximum of $2,600,000. Furthermore, when the interest rate is below 12%, the Partnership is required to make payments at the same rate, with the difference applied against any deferred interest. There was accumulated deferred interest of $173,620 as of October 31, 1991, which was repaid based on interest payments at the contract rate in fiscal 1992. There was no deferred interest added to the note in 1993 or 1994. Interest is payable monthly in arrears.

      The Note is secured by a majority of the Partnership's assets, exclusive of the assets of the Armory. The Partnership can prepay the Note subject to certain restrictions based upon the interest rate selected. The Note is subject to certain covenants, including compliance with certain financial ratios and reporting requirements; the Partnership is in compliance with all such covenants at October 31, 1994, with the exception of a reporting requirement that was subsequently extended to September 30, 1995.

      The following is a summary of the principal payments required for the Note in each of the years following October 31, 1994:

              Years Ending October 31,
                  1995                              $   130,008
                  1996                               25,144,114
                                                    -----------

                                                    $25,274,122
                                                    ===========


                 THE BOSTON PARK PLAZA HOTEL LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 1994


(5)   EMPLOYEE BENEFIT PLAN

      The Partnership participates in a 401(k) plan (the Plan), established in 1988 by an affiliate. Participants may elect annually to contribute up to 15% of their compensation to the Plan, up to a defined maximum. The Partnership will make a matching contribution equal to 50% of the employees' contributions, not to exceed 2.5% of the employees' compensation. Additionally, discretionary contributions can be made each year by the Partnership. There is a vesting of certain contributions made by the Partnership on behalf of the participants from 0% (less than one year of service) to 100% (six years of service).

      For the years ended October 31, 1993 and 1994, the Partnership made matching contributions of $12,261 and $7,339, respectively, to the Plan on behalf of the Partnership's employees. No discretionary contributions were made for the years ended October 31, 1994 or 1993.

(6)   RENTALS UNDER LEASES

      (a)  Partnership Tenants

           The retail spaces in the entire property, including the Hotel, are leased, operated and managed by the Statler Division of the Limited Partnership.

      (b)  Statler Division

           The Partnership leases space to approximately 200 commercial office and retail tenants for periods generally ranging from one to ten years. Under the terms of many of the lease contracts, the Partnership receives annual rentals, payable monthly, computed on the basis of a contract rent as stated in each lease which, in certain leases, is adjusted annually for increases in the consumer price index, plus additional rent based upon changes in real estate taxes and operating costs compared to certain base years. The rent charged to certain retail tenants is also calculated on a percentage-of-sales basis. Percentage rent payments are generally paid one month in arrears, following the sales reporting from these same retail tenants' contracts referred to above.

                 THE BOSTON PARK PLAZA HOTEL LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 1994


(6)   RENTALS UNDER LEASES (Continued)

      (b)  Statler Division (Continued)

           The following is a schedule of minimum future rental income from operating leases of the Partnership tenants and the Statler division as of October 31, 1994:

                                                          MINIMUM
                                                          FUTURE
                                                          RENTALS
         Years Ending October 31,
              1995                                      $ 2,928,398
              1996                                        2,285,311
              1997                                        1,844,369
              1998                                        1,440,600
              1999                                        1,115,140
              2000 and thereafter                         3,023,720
                                                        -----------

                    Total minimum future rentals        $12,637,538*
                                                        ===========


                 * This amount does not include rentals that may be received in excess of stipulated minimums for escalation billings related to real estate taxes and operating costs. Percentage sales rents in excess of stipulated minimums were $847,000 and $850,000 for the years ended October 31, 1993 and 1994, respectively.

      (c)  Hotel

           The Partnership leases approximately 700,000 square feet of the building's total space to the Boston Park Plaza Hotel Operating Company, Inc. (the Operating Company), an affiliated entity, for the purpose of operating the Hotel. The two general partners of the Partnership are also the sole stockholders of the Operating Company. The lease between the Partnership and the Operating Company is a one-year lease. For the eleven-month period ended September 30, 1994, the rent was calculated based on 95% of the Operating Company's net profit (as defined in the lease). As discussed in the following paragraph, this determination is currently a matter of dispute between the two general partners.

                 THE BOSTON PARK PLAZA HOTEL LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 1994

(6)    RENTALS UNDER LEASES (Continued)

       (c)    Hotel (Continued)

              There is presently certain litigation that arose out of disputes between the Partnership's two general partners. One of the Partnership's general partners, Donald L. Saunders, has asserted on behalf of the Partnership that the Operating Company is in default on its lease with the Partnership as it relates to the payment of rent, other expenses under this provision of the lease and other claims. The claim alleges that amounts due to the Partnership from the Operating Company for 1994 and prior for unpaid rent and other claims amounts to approximately $39,469,937 as of October 31, 1994. The financial statements of the Operating Company show a net worth as of October 31, 1994 of approximately $3.3 million without consideration for these amounts. The Partnership has notified the Operating Company that it is in default under its lease with the Partnership and has brought legal action against the Operating Company. The other general partner, Roger A. Saunders, has denied these claims and has asserted counterclaims against Donald L. Saunders related to the operations of the Partnership. Both parties have agreed to use a Special Master appointed by the court to determine these claims. At this time, the ultimate resolution of these items is uncertain, as is the recovery, if any, of the claims due from the Operating Company. The accompanying financial statements do not include any adjustments that might result from the ultimate resolution of these matters.

              In addition, the Partnership has disputed certain charges from the Operating Company as of October 31, 1994. These charges have been offset by the Operating Company against the amounts it owes to the Partnership. The resulting difference in the receivable recorded by the Partnership and the payable recorded by the Operating Company is $2,031,260 as of October 31, 1994. At this time, the ultimate resolution of these items is uncertain, as is the recovery, if any, of the claims due from the Operating Company. The accompanying financial statements do not include any adjustments that might result from the ultimate resolution of these matters.

                 THE BOSTON PARK PLAZA HOTEL LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 1994

(6)    RENTALS UNDER LEASES (Continued)

       (d)    Capital Leases

              The Partnership leases certain equipment under capital lease agreements. Future minimum payments under these leases as of October 31, 1994 are as follows:

                                                                             AMOUNT
              Years Ending October 31,
                 1995                                                       $140,223
                 1996                                                        140,223
                 1997                                                        139,776
                 1998                                                        112,381
                                                                            --------
                                                                             532,603
              Less--Amounts representing interest                            100,119
                                                                            --------
              Present value of minimum lease payments                        432,484

              Less--Amounts included in current liabilities                   96,885
                                                                            --------
                                                                            $335,599
                                                                            ========

       (e)    Armory Drill Hall/Plaza Castle

              Rental income from the Operating Company for the use of the Armory Drill Hall/Plaza Castle was recorded to be $250,000 and $240,000 for the years ended October 31, 1993 and 1994, respectively. These amounts were accounted for through the intercompany account, as no cash payments were made. The rental terms are in dispute and included as part of the litigation discussed in Note 6(c). The claim alleges that the net rental payments from the Operating Company shall be a minimum of $250,000 in cash, not by intercompany transactions, plus out-of-pocket expenses, and the Operating Company shall assume the cost of all operating expenses, including real estate taxes. The counter claim denies these assertions.

                 THE BOSTON PARK PLAZA HOTEL LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 1994

(7)    RELATED PARTY TRANSACTIONS

       The following is a summary of the major transactions with related parties for the years ending October 31, 1993 and 1994:

       (a)    Amounts Payable to Co-general Partners

              Amounts payable to co-general partners represent amounts owed for expenses paid by partners and/or affiliates on behalf of the Partnership.

       (b)    Boston Park Plaza Hotel Operating Company, Inc.

              Amounts due to and from the Operating Company represent intercompany activity resulting from the payment of certain invoices, cash transfers and rental arrangements. Donald L. Saunders alleges that the payments have not been made in accordance with agreements between the two general partners.

       (c)    Utility Expenses

              Total utility costs for the property for the years ended October 31, 1993 and 1994 were approximately $2,337,000 and $2,265,000, respectively, of which the respective amounts of approximately $391,000 and $374,000 were charged to the Partnership. These amounts are also in dispute and are included as part of the litigation discussed in Note 6(c). The claim alleges that all utility expenses historically and prospectively are to be borne by the Operating Company. The counter claim denies these allegations.

       (d)    Partners' Compensation/Management Fees

              For the years ended October 31, 1994 and 1993, no management fees were paid by the Parntership to Donald L. Saunders.

              The litigation discussed in Note 6(c) alleges that payments were improperly made to Roger A. Saunders and his sons and to their other entities for amounts yet to be determined, as is the effect, if any, on the Partnership's financial statements. The Operating Company paid $153,413 directly to these other entities in fiscal 1994 and, in addition, paid $1,227,891 to unrelated third parties for amounts incurred by the related entities on behalf of the Operating Company. These amounts are included in the disputed charges discussed in Note 6(c), and no adjustment has been made to the accompanying financial statements to reflect the potential outcome of this uncertainty.

                 THE BOSTON PARK PLAZA HOTEL LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 1994

(7)    RELATED PARTY TRANSACTIONS (Continued)

       (e)    Notes Payable to a General Partner

              During 1990 and 1989, Mr. Donald L. Saunders, one of the two general partners, loaned approximately $682,000 and $615,000, respectively, totaling $1,297,000, to the Partnership, of which $585,930 remained outstanding as of October 31, 1992. The remaining balance of the notes was paid off in August 1993. Interest expense related to these notes, incurred by the Partnership, was $51,970 for the year ended October 31, 1993. Principal and interest payments were made directly to a bank loan account held by this general partner.

(8)    MATTERS RELATED TO UNAUDITED PERIODS (UNAUDITED)

       In November 1995, Starwood Lodging Trust and Donald L. Saunders, one of the two general partners, entered into an agreement to purchase the other Partnership interests and The Boston Park Plaza Hotel. The transaction is expected to be completed in 1996.

       As more fully discussed in Note 6, the Partnership has continued to dispute certain charges from the Operating Company. The difference in the receivable recorded by the Partnership and the payable recorded by the Operating Company is $3,937,190 as of September 30, 1995. The principal components of this difference are the treatment of certain fixed asset purchases ($2,302,075) and certain operating and management charges. The Partnership has not recorded any depreciation expense on these fixed assets as the amounts are in dispute. The Partnership has also recorded as a receivable certain amounts paid to one of the general partners and certain limited partners in the amount of $638,114 as of September 30, 1995. The ultimate resolution of these items is uncertain as is the recovery of these amounts pending the determination of these claims by the Special Master. The accompanying financial statements do not include any adjustments that might result from the ultimate resolution of these matters.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Stockholders of The Boston Park Plaza Hotel Operating Company, Inc.:

We have audited the accompanying balance sheets of The Boston Park Plaza Hotel Operating Company, Inc. (the Company), as of October 31, 1994 and 1993, and the related statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Boston Park Plaza Hotel Operating Company, Inc. as of October 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

As further discussed in Note 2 to the financial statements, one of the general partners of The Boston Park Plaza Hotel Limited Partnership (the Partnership), Donald L. Saunders, an affiliate, has filed claims purportedly on behalf of the Partnership against the Company relating to amounts allegedly due under the lease between the parties and other disputes. The Partnership has notified the Company claiming that the Company is in default under its lease with the Partnership and has brought legal action against the Company. The other general partner, Roger A. Saunders, has denied these claims and has asserted counterclaims against Donald L. Saunders, related to the operations of the Partnership.

In addition, the Partnership has disputed certain charges related to capital improvements and other items from the Company for the years ended October 31, 1994. Payment for such items has been offset by the Company against the amount it owes the Partnership. The resulting difference in the receivable recorded by the Partnership and the payable recorded by the Company is $2,031,260 as of October 31, 1994. At this time, the ultimate resolution of these items is uncertain as is the liability of the Company to the Partnership, if any, as a result of the claims discussed in the preceding paragraph. The accompanying financial statements do not include any adjustments that might result from the ultimate resolution of these matters.


                                                             ARTHUR ANDERSEN LLP


Boston, Massachusetts
August 17, 1995

                           THE BOSTON PARK PLAZA HOTEL
                             OPERATING COMPANY, INC.


                                 BALANCE SHEETS

               ASSETS                           OCTOBER 31,         SEPTEMBER 30,
                                              1993        1994         1995
                                                                    (UNAUDITED)
CURRENT ASSETS:
   Cash and cash equivalents              $2,101,498   $1,517,893   $1,809,145
   Accounts receivable, less
     allowance for doubtful
     accounts of $120,745 in 1994
     and $63,509 in 1993 (Note 5)          3,816,806    4,417,041    2,921,923
   Due from The Boston Park Plaza
     Hotel Limited Partnership
     (Notes 2 and 5)                               -            -      888,231
   Other receivables (Note 5)                210,592      227,560      119,025
   Inventories                               219,828      243,354      166,231
   Prepaid expenses                          163,772      196,178      144,482
   Refundable income taxes                         -       27,900           --
   Net deferred tax asset (Note 3)           195,000      324,500      249,908
                                          ----------   ----------   ----------

         Total current assets              6,707,496    6,954,426    6,298,945
                                          ----------   ----------   ----------


OTHER ASSETS                                  62,500       62,500          --
                                          ----------   ----------   ----------

         Total assets                     $6,769,996   $7,016,926   $6,298,945
                                          ==========   ==========   ==========

LIABILITIES AND STOCKHOLDERS'                 OCTOBER 31,           SEPTEMBER 30,
            EQUITY                        1993          1994             1995
                                                                    (UNAUDITED)
CURRENT LIABILITIES:

   Accounts payable                   $  268,885    $  338,784       $  922,714
   Due to The Boston Park
     Plaza Hotel Limited
     Partnership (Notes 2 and 5)       1,228,397       728,428               --
   Advance deposits                      101,485       194,172          271,332
   Accrued payroll                       441,281       517,567          619,689
   Other accrued liabilities
     (Notes 4 and 5)-
         Accrued vacation                448,196       460,434          486,187
         Accrued insurance               340,787       502,778          402,264
         Accrued legal                     2,941       210,480               --
         Other                           845,038       777,641          405,577

                                      ----------    ----------       ----------

         Total current
         liabilities                   3,677,010     3,730,284        3,107,763
                                      ----------    ----------       ----------

COMMITMENTS AND CONTINGENCIES
(Notes 2, 4 and 6)

STOCKHOLDERS' EQUITY:
   Common stock, no par value-
     Authorized--12,500 shares
     Issued and outstanding--100
     shares                                  500           500              500

   Retained earnings                   3,092,486     3,286,142        3,190,682
                                      ----------    ----------       ----------

         Total stockholders'
         equity                        3,092,986     3,286,642        3,191,182
                                      ----------    ----------       ----------

         Total liabilities and
         stockholders' equity         $6,769,996    $7,016,926       $6,298,945
                                      ==========    ==========       ==========

   The accompanying notes are an integral part of these financial statements.

                           THE BOSTON PARK PLAZA HOTEL
                             OPERATING COMPANY, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                                                             ELEVEN MONTHS ENDED
                                                YEARS ENDED OCTOBER 31,         SEPTEMBER 30,
                                                1993           1994          1994         1995
                                                    (UNAUDITED)

REVENUES:
   Rooms                                     $22,535,871   $25,777,520   $22,349,704  $23,076,954
   Food and beverage                           8,699,519     8,933,391     7,930,197    8,431,785
   Telephone                                     962,985     1,001,752       877,298      944,447
   Other                                       1,318,301     1,292,783     1,118,876    1,258,932
                                             -----------   -----------   -----------  -----------

         Total revenues                       33,516,676    37,005,446    32,276,075   33,712,118
                                             -----------   -----------   -----------  -----------
DEPARTMENTAL EXPENSES:
   Rooms                                       7,376,968     7,958,302     7,077,293    7,672,130
   Food and beverage                           8,018,902     8,687,828     7,811,107    7,871,665
   Telephone                                     531,553       566,319       503,010      571,756
   Other                                         762,960       875,339       786,854      832,941
                                             -----------   -----------   -----------  -----------

         Total departmental expenses          16,690,383    18,087,788    16,178,264   16,948,492
                                             -----------   -----------   -----------  -----------
OPERATING EXPENSES:
   Administrative and general                  3,773,799     3,935,351     4,044,320    4,190,436
   Marketing and promotion                     2,272,579     2,168,781     1,933,743    2,113,927
   Property operation and maintenance          3,127,634     3,649,189     3,265,577    3,222,613
   Energy costs                                1,965,796     2,044,285     1,883,971    1,881,639
                                             -----------   -----------   -----------  -----------



         Total undistributed operating
         expenses                             11,139,808    11,797,606    11,127,611   11,408,615
                                             -----------   -----------   -----------  -----------

         Gross operating profit                5,686,485     7,120,052     4,970,200    5,355,011

CAPITAL EXPENSES:
   Fixed charges                                 271,304       263,579       240,530      251,875
   Rent (Note 2)                               5,108,578     5,856,882     4,496,498    4,847,979
   Other                                          37,732       691,332            --           --
   Corporate excise tax                            8,033         8,520         7,810        7,817
                                             -----------   -----------   -----------  -----------

         Income before provision for income
         taxes                                   260,838       299,739       225,362      247,340

PROVISION FOR INCOME TAXES (Note 3)              136,379       106,083        97,243      220,774
                                             -----------   -----------   -----------  -----------

         Net income                              124,459       193,656       128,119       26,566

RETAINED EARNINGS, BEGINNING OF YEAR           2,968,027     3,092,486     3,092,486    3,286,142

DIVIDENDS                                             --            --            --      122,026
                                             -----------   -----------   -----------  -----------

RETAINED EARNINGS, END OF YEAR               $ 3,092,486   $ 3,286,142   $ 3,220,605  $ 3,190,682
                                             ===========   ===========   ===========  ===========

   The accompanying notes are an integral part of these financial statements.

                           THE BOSTON PARK PLAZA HOTEL
                             OPERATING COMPANY, INC.

                            STATEMENTS OF CASH FLOWS



                                                           YEARS ENDED OCTOBER 31,  ELEVEN MONTHS ENDED SEPTEMBER 30,
                                                             1993           1994             1994         1995
                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                           $  124,459   $  193,656       $   128,119      $    26,566
   Adjustments to reconcile net income to net cash
   provided by (used in) operating activities-
     (Increase) decrease in accounts receivable           (326,695)    (600,235)          (67,969)       1,495,118
     (Increase) decrease in other receivables              235,766      (16,968)           85,376          108,535
     (Increase) decrease in inventories                     12,791      (23,526)          (13,182)          77,123
     (Increase) decrease in prepaid expenses               200,020      (32,406)          (39,965)          51,696
     Increase in refundable income taxes                        --      (27,900)          (27,900)              --
     Increase in deferred tax asset                       (195,000)    (129,500)         (112,447)         102,492
     Decrease in other assets                                   --           --                --           62,500
     Increase (decrease) in accounts payable               (48,765)      69,899            93,264          583,930
     Increase (decrease) in advance deposits               (68,088)      92,687           182,076           77,160
     Increase in accrued payroll                           180,299       76,286           (50,249)         102,122
     Increase (decrease) in other accrued liabilities      429,636      314,371           169,068         (657,305)
                                                        ----------   ----------       -----------      -----------

         Net cash provided by (used in) operating
         activities                                        544,423      (83,636)          346,191        2,029,937
                                                        ----------   ----------       -----------      -----------

CASH FLOWS FROM INVESTING/FINANCING ACTIVITIES:
   Increase (decrease) in due to the Boston Park

     Plaza Hotel Limited Partnership                       229,851     (499,969)       (1,171,731)      (1,616,659)
   Dividends                                                                                   --         (122,026)
                                                        ----------   ----------       -----------      -----------

         Net cash provided by (used in)
         investing/financing activities                    229,851     (499,969)       (1,171,731)      (1,738,685)
                                                        ----------   ----------       -----------      -----------

NET INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS                                                774,274     (583,605)         (825,540)         291,252

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR             1,327,224    2,101,498         2,101,498        1,517,893
                                                        ----------   ----------       -----------      -----------

CASH AND CASH EQUIVALENTS, END OF YEAR                  $2,101,498   $1,517,893       $ 1,275,958      $ 1,809,145
                                                        ==========   ==========       ===========      ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:
   Cash paid during the year for-
     Income taxes                                       $  240,700   $  369,100       $   309,100      $   115,000
                                                        ==========   ==========       ===========      ===========


   The accompanying notes are an integral part of these financial statements.

                           THE BOSTON PARK PLAZA HOTEL
                             OPERATING COMPANY, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 1994




(1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (a)    Inventories and Operating Stock

              Inventories, principally food and beverage, are carried at the lower of cost (first-in, first-out) or market.

              Acquisitions of operating stock, consisting of linen, china, glassware and silver, are expensed when acquired.

       (b)    Property, Equipment and Depreciation

              All of the property and equipment of the Boston Park Plaza Hotel Operating Company, Inc. (the Company) are maintained and owned by The Boston Park Plaza Hotel Limited Partnership (the Partnership), and accordingly, such assets, along with the related depreciation, are not presented in the accompanying financial statements.

       (c)    Income Taxes

              Income taxes are provided based on the liability method of accounting pursuant to Statement of Financial Accounting Standards
              (SFAS) No. 109, Accounting for Income Taxes, which was adopted for the year ended October 31, 1993. The adoption of SFAS No. 109 did not have a material impact. Deferred income taxes are provided for temporary differences resulting from income and expenses that are reported for tax purposes in different years than for financial reporting purposes. These temporary differences relate primarily to workmen's compensation insurance, the reserve for bad debts and accrued expenses, which are not currently deductible for tax purposes.

       (d)    Cash and Cash Equivalents

              For the purposes of the statements of cash flows, the Company considers all highly liquid investments, purchased with a maturity of three months or less, to be cash equivalents.

       (d)    Reclassification

              Certain 1993 amounts have been reclassified to conform to the 1994 presentation.

(2)    OPERATING LEASE AND RELATED LITIGATION

       The Company leases the property, including personal property, known as The Boston Park Plaza Hotel (the Hotel), from the Partnership, an affiliate. The Company's stockholders are the general partners of the Partnership. The initial term of the lease was for the period from January 28, 1977 to December 31, 1977. In accordance with the terms of the lease agreement, the lease has been automatically extended from year to year.

       The rent has been calculated as the greater of (i) 95% of the lessee's net profit, as defined, from the operation of the Hotel or (ii) 70% of the lessor's debt service on its mortgage and real estate taxes related to the Hotel, as defined. For the years ended October 31, 1994 and 1993, rent was based on 95% of the lessee's net profit, as defined, and amounted to $5,966,087 and $5,856,882, respectively. As discussed in the following paragraph, the exact interpretation of this calculation and other matters are in dispute.

       There is presently certain litigation that arose out of disputes between the Partnership's general partners. One of the Partnership's general partners, Donald L. Saunders, has filed substantial claims purportedly on behalf of the Partnership against the Company relating to amounts allegedly due under the lease and other disputes. The Partnership has rendered invoices to the Company for additional rent for the current and prior years in the approximate amount of $39,500,000. The Partnership has notified the Company claiming that it is in default under its lease with the Partnership and has brought legal action against the Company. This rent claim is based on Donald L. Saunders' recalculation in 1995 of the rent allegedly due back to 1984. The other general partner, Roger A. Saunders, has denied these claims and has asserted counterclaims against Donald L. Saunders related to the operations of the Partnership.

       In addition, the Partnership has disputed certain charges related to capital improvements and other items from the Company for the years ended October 31, 1994. These charges have been offset by the Company against the amount it owes the Partnership. The resulting difference in the receivable recorded by the Partnership and the payable recorded by the Company is $2,031,260 as of October 31, 1994. At this time, the ultimate resolution of these items is uncertain as is the liability of the Company, if any, as a result of the claims. In the opinion of Hotel management, based on the advice of its legal counsel, the Partnership's claims are without merit, and the ultimate resolution of these matters will not have a material adverse effect on the financial condition and results of operations of the Company. The accompanying financial statements do not include any adjustments that might result from the ultimate resolution of these uncertainties.

(3)    INCOME TAXES

       The provision for income taxes consists of the following:

                                             1994            1993
        Current-
           Federal                         $ 173,670   $ 170,700
           State                              61,913      48,167
        Deferred tax benefit                (129,500)    (82,488)
                                           ---------   ---------

                                           $ 106,083   $ 136,379
                                           =========   =========

       The net deferred tax asset consists of the following:

                                             1994        1993
        Deferred tax assets                $ 377,400    $258,400
        Deferred tax liabilities             (52,900)    (63,400)
                                            --------    --------

                 Net deferred tax asset    $ 324,500    $195,000
                                            ========    ========

(4)    EMPLOYEE BENEFIT PLANS

       The Company's union employees are covered by a defined contribution, multiemployer union pension plan. Contributions to the plan are made in accordance with a negotiated labor contract. Amounts charged to operations for contributions to the plan amounted to $47,961 in 1994 and $129,220 in 1993.

       Under the collective bargaining agreement between the Company and the Union, bonus compensation is provided to certain union employees based on the attainment of a specified level of occupancy for a calendar year among the nine hotels that are participants in the agreement. For the years ended October 31, 1994 and 1993, the Company has accrued a liability based on a preliminary estimate of occupancy totaling $146,600 and $159,880, respectively.

       The Company participates in the Saunders Hotels Group Thrift Savings Plan, a Section 401(k) plan, for its nonunion employees. The Company contributes $.50 for each $1.00 contributed by its participating employees to this plan, up to the first 6% of employees' compensation, subject to eligibility requirements. Employees become vested in the Company's contributions, based on length of employment, over a period of seven years. The Company's contributions under this plan amounted to $81,728 in 1994 and $70,706 in 1993.

(5)    RELATED PARTY TRANSACTIONS

       Amounts due to the Partnership represent activity resulting from the payment of certain invoices, cash transfers, capitalizable purchases and net of the rent charge for the Hotel premises. In addition, the Company rents, on a month-to-month basis, the exhibition hall area of the Plaza Castle from the Partnership for a monthly charge of $20,000 plus utility costs, and less a credit equal to the amount of revenue received by the Partnership for that space. The rent charged to expense under this arrangement was $117,213 in 1994 and $117,932 in 1993. As discussed in
       Note 2, the amount owed by the Company to the Partnership is in dispute.

       For the years ended October 31, 1994 and 1993, utility charges were allocated to the Partnership by the Company for office and retail space occupied by tenants in the Statler Office Building. Such charges amounted to $403,011 and $381,405 in 1994 and 1993, respectively.

       Included in trade and other receivables at October 31, 1994 and 1993 are receivables due from affiliates of $60,167 and $103,521, respectively. For the years ended October 31, 1994 and 1993, respectively, the Company included in other income $119,252 and $116,804, respectively, which was collected from related parties for security services.

(6)    OTHER COMMITMENTS AND CONTINGENCIES

       As of October 31, 1994, the Company has an outstanding purchase commitment for computer equipment and software to be utilized in hotel operations. The Company expects to obtain lease financing for a term of seven years, in amounts not to exceed $350,000 at a proposed interest rate of 9.63% per annum.

       As of October 31, 1994, the Company is contingently liable under irrevocable letters of credit totaling $229,596 issued to an insurance carrier as part of its paid-loss retroinsurance program.

(7)    MATTERS RELATED TO UNAUDITED PERIODS (UNAUDITED)

       In November 1995, Starwood Lodging Trust and Mr. Donald L. Saunders, one of the stockholders, entered into an agreement to purchase the other stockholders' interests and the other partnership interests in The Boston Park Plaza Hotel Limited Partnership. The transaction is expected to be completed in 1996.

       As more fully discussed in Note 2, the Partnership has continued to dispute certain charges from the Operating Company. The difference in the receivable recorded by the Partnership and the payable recorded by the Operating Company is $3,937,190 as of September 30, 1995. The principal components of this difference are the treatment of certain fixed asset purchases ($2,302,075) and certain operating and management charges. The ultimate resolution of these items is uncertain pending the determination of these claims by the Special Master. The accompanying financial statements do not include any adjustments that might result from the ultimate resolution of these matters.